Exhibit 99.1

For Immediate Release	Contacts:	News Media Lisa Marie Bongiovanni 310-252-3524	Securities Analysts Dianne Douglas 310-252-2703

MATTEL REPORTS 2008 FINANCIAL RESULTS

Fourth Quarter Highlights

•	Worldwide net sales down 11 percent from the prior year;

•	Domestic gross sales down 6 percent and international gross sales down 20 percent;

•	Worldwide gross sales for core brands: Barbie® down 21 percent; Hot Wheels® down 22 percent; Core Fisher-Price® down 9 percent and American Girl® brands up 5 percent;

•	Gross margin down 200 basis points of net sales; SG&A increased 140 basis points of net sales;

•	Operating income was $232.4 million compared to operating income of $362.1 million in the fourth quarter of 2007; and

•	Earnings per share of $0.49 vs. prior year of $0.89 (includes tax benefit of $0.13 per share).

Full-Year Highlights

•	Worldwide net sales down 1 percent from the prior year;

•	Domestic gross sales down 2 percent and international gross sales down 1 percent;

•	Worldwide gross sales for core brands: Barbie® down 9 percent; Hot Wheels® down 6 percent; Core Fisher-Price® up 1 percent and American Girl® brands up 7 percent;

•	Gross margin down 110 basis points of net sales; SG&A increased 170 basis points of net sales;

•	Operating income was $541.8 million compared to operating income of $730.1 million for the full-year 2007; and

•	Earnings per share of $1.05 vs. prior year of $1.54 (includes tax benefit of $0.11 per share).

EL SEGUNDO, Calif., February 2, 2009 – Mattel, Inc. (NYSE:MAT) today reported 2008 fourth quarter and full-year financial results. For the quarter, the company reported net income of $176.4 million, or $0.49 per share, compared to last year’s fourth quarter net income of $328.5 million, or $0.89 per share. For the year, the company reported net income of $379.6 million, or $1.05 per share, compared to last year’s net income of $600.0 million, or $1.54 per share.

“Our business wasn’t immune from the deteriorating economic environment of 2008,” said Robert A. Eckert, chairman and chief executive officer of Mattel, “In response, our focus for 2009 is on cost and spending reductions, and maintaining a strong balance sheet.”

Financial Overview

For the quarter, net sales were $1.94 billion, an 11 percent decrease from $2.19 billion last year, and included an unfavorable impact from changes in currency exchange rates of 5 percentage points. On a regional basis, fourth quarter gross sales were down 6 percent in the U.S. and were down 20 percent

(more)

MATTEL REPORTS 2008 FINANCIAL RESULTS/PAGE 2 2 2

in international markets, which included a negative impact from changes in currency exchange rates of 11 percentage points. Operating income for the quarter was down 36 percent to $232.4 million.

For the year, net sales were $5.92 billion, a 1 percent decline from $5.97 billion last year, and included no impact from changes in currency exchange rates. On a regional basis, full-year gross sales were down 2 percent in the U.S. and were down 1 percent in international markets, which included a benefit from changes in currency exchange rates of 1 percentage point. Operating income for the year was $541.8 million, down 26 percent compared to the prior year.

The company’s debt-to-total capital ratio of 29.8 percent is in line with the company’s capital and investment framework, and its year-end cash balance was $617.7 million. During 2008, the company repurchased 4.9 million shares of its common stock at a cost of approximately $91 million.

Mattel Girls & Boys Brands

Fourth quarter worldwide gross sales for the Mattel Girls & Boys Brands business unit were $1.12 billion, down 17 percent versus a year ago. Worldwide gross sales for the Barbie® brand were down 21 percent and worldwide gross sales for Other Girls Brands were down 8 percent. Worldwide gross sales for the Wheels category, which includes the Hot Wheels®, Matchbox® and Tyco® R/C brands, were down 19 percent. Worldwide gross sales for the Entertainment business, which includes Radica® and Games and Puzzles, were down 17 percent for the quarter.

For the year, worldwide gross sales for the Mattel Girls & Boys Brands business unit were $3.64 billion, or down 2 percent. Worldwide gross sales for the Barbie® brand were down 9 percent. Worldwide gross sales for Other Girls Brands were up 11 percent for the year. Worldwide gross sales for the Wheels category were up 4 percent. Worldwide gross sales for the Entertainment business, including Radica® and Games and Puzzles, were down 4 percent.

Fisher-Price® Brands

Fourth quarter worldwide gross sales for the Fisher-Price® Brands business unit, which includes the Fisher-Price®, Little People®, and Power Wheels® brands, were $754.2 million, down 10 percent. For the year, worldwide gross sales for the Fisher-Price® Brands business unit were $2.36 billion, down 3 percent.

(more)

MATTEL REPORTS 2008 FINANCIAL RESULTS/PAGE 3 3 3

American Girl® Brands

Fourth quarter gross sales for the American Girl® Brands business unit, which offers American Girl® branded products direct to consumers, were $254.0 million, up 5 percent. For the year, gross sales for the American Girl® Brands business unit were $463.1 million, up 7 percent.

Live Webcast

Mattel will webcast its 2008 fourth quarter and year-end earnings conference call at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) today. The conference call will be webcast on the “Investors & Media” section of the company’s corporate Web site, www.mattel.com. To listen to the live call, log on to the Web site at least 15 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the company’s Web site for 90 days and may be accessed beginning two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 11:30 a.m. Eastern time the morning of the call, until midnight Eastern time on Feb. 6th and may be accessed by dialing + (719) 457-0820. The passcode is 3790024.

Information required by Securities and Exchange Commission Regulation G, regarding non-GAAP financial measures, as well as other financial and statistical information, will be available at the time of the webcast on the “Investors & Media” section of , under the sub-headings “Financial Information” – “Earnings Releases.”

About Mattel

Mattel, Inc., (NYSE: MAT, www.mattel.com) is the worldwide leader in the design, manufacture and marketing of toys and family products. The Mattel family is comprised of such best-selling brands as Barbie®, the most popular fashion doll ever introduced, Hot Wheels®, Matchbox®, American Girl®, Radica® and Tyco® R/C, as well as Fisher-Price® brands, including Little People®, Power Wheels® and a wide array of entertainment-inspired toy lines. Mattel is recognized as one of 2008 and 2009’s “100 Best Companies to Work For” by FORTUNE Magazine. With worldwide headquarters in El Segundo, Calif., Mattel employs approximately 30,000 people in 43 countries and territories and sells products in more than 150 nations. Mattel’s vision is to be the world’s premier toy brands — today and tomorrow.

###

Note: This release contains a forward-looking statement relating to Mattel’s 2009 focus. This forward-looking statement is based on currently available operating, financial, economic and competitive information and is subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, affect the operations, performance, business strategy and results of Mattel and could cause actual future results to differ materially from those projected in the forward looking statement. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2008, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In millions, except per share and percentage information)	For the Three Months Ended December 31,					For the Year Ended December 31,
	2008		2007		Yr / Yr % Change	2008		2007		Yr / Yr % Change
	$ Amt	% Net Sales	$ Amt	% Net Sales		$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,940.0		$2,188.6		-11%	$5,918.0		$5,970.1		-1%
Cost of sales	1,047.8	54.0%	1,137.9	52.0%	-8%	3,233.6	54.6%	3,192.8	53.5%	1%

Gross Profit	892.2	46.0%	1,050.7	48.0%	-15%	2,684.4	45.4%	2,777.3	46.5%	-3%
Advertising and promotion expenses	275.6	14.2%	284.9	13.0%	-3%	719.2	12.2%	708.8	11.9%	1%
Other selling and administrative expenses	384.2	19.8%	403.7	18.4%	-5%	1,423.4	24.1%	1,338.4	22.4%	6%

Operating Income	232.4	12.0%	362.1	16.5%	-36%	541.8	9.2%	730.1	12.2%	-26%
Interest expense	28.9	1.5%	26.0	1.2%	11%	81.9	1.4%	71.0	1.2%	15%
Interest (income)	(3.2)	-0.2%	(4.7)	-0.2%	-31%	(25.0)	-0.4%	(33.3)	-0.6%	-25%
Other non-operating (income), net	(19.0)		(2.8)			(3.1)		(11.0)

Income Before Income Taxes	225.7	11.6%	343.6	15.7%	-34%	488.0	8.2%	703.4	11.8%	-31%
Provision for income taxes	49.3		15.1			108.4		103.4

Net Income	$176.4	9.1%	$328.5	15.0%	-46%	$379.6	6.4%	$600.0	10.1%	-37%

EPS - Basic	$0.49		$0.90			$1.05		$1.56

Average Number of Common Shares	358.8		364.8			360.8		384.5

EPS - Diluted	$0.49		$0.89			$1.05		$1.54

Average Number of Common and Potential Common Shares	359.9		368.7			363.2		390.6

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

WORLDWIDE GROSS SALES INFORMATION (Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
(In millions, except percentage information)	2008		2007		2008		2007
Worldwide Gross Sales:
Mattel Girls & Boys Brands	$1,116.7		$1,351.5		$3,642.8		$3,700.0
% Change		-17%		9%		-2%		8%
Pos./(Neg.) Impact of Currency (in % pts)		-6		6		—		5
Fisher-Price Brands	754.2		840.3		2,356.6		2,441.8
% Change		-10%		4%		-3%		8%
Pos./(Neg.) Impact of Currency (in % pts)		-4		3		1		2
American Girl Brands	254.0		241.6		463.1		431.3
% Change		5%		-2%		7%		-2%
Other	11.6		7.2		23.5		19.8

Gross Sales	$2,136.5		$2,440.6		$6,486.0		$6,592.9

% Change		-12%		6%		-2%		7%
Pos./(Neg.) Impact of Currency (in % pts)		-5		4		—		3
Reconciliation of GAAP to Non-GAAP Financial Measure:
Gross Sales	$2,136.5		$2,440.6		$6,486.0		$6,592.9
Sales Adjustments	(196.5)		(252.0)		(568.0)		(622.8)

Net Sales	$1,940.0		$2,188.6		$5,918.0		$5,970.1

% Change		-11%		4%		-1%		6%
Pos./(Neg.) Impact of Currency (in % pts)		-5		4		—		3

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

CONDENSED CONSOLIDATED BALANCE SHEETS

	At December 31,
	2008	2007
(In millions)	(Unaudited)
Assets
Cash and equivalents	$617.7	$901.1
Accounts receivable, net	873.5	991.2
Inventories	485.9	428.7
Prepaid expenses and other current assets	409.8	271.9

Total current assets	2,386.9	2,592.9
Property, plant and equipment, net	536.2	518.6
Other noncurrent assets	1,751.9	1,694.0

Total Assets	$4,675.0	$4,805.5

Liabilities and Stockholders’ Equity
Short-term borrowings	$—	$349.0
Current portion of long-term debt	150.0	50.0
Accounts payable and accrued liabilities	1,071.1	1,154.3
Income taxes payable	38.9	17.1

Total current liabilities	1,260.0	1,570.4
Long-term debt	750.0	550.0
Other noncurrent liabilities	547.9	378.4
Stockholders’ equity	2,117.1	2,306.7

Total Liabilities and Stockholders’ Equity	$4,675.0	$4,805.5

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)
	At December 31,
(In millions, except days and percentage information)	2008	2007
Key Balance Sheet Data:
Accounts Receivable, Net
Days of Sales Outstanding (DSO)	41	41
Inventories
Days of Supply (DOS)	78	74
Total Debt Outstanding	$900.0	$949.0
Total Debt-to-Total Capital Ratio	29.8%	29.1%

	Year Ended December 31,
(In millions)	2008 (a)	2007
Condensed Cash Flow Data:
Cash Flows From Operating Activities	$436	$561
Cash Flows (Used For) Investing Activities	(312)	(285)
Cash Flows (Used For) Financing Activities and Other	(407)	(580)

Decrease in Cash and Equivalents	$(283)	$(304)

(a)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2008.